UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): MARCH 15, 2000


                           EQUALITY BANCORP, INC.
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)


          333-30469                             43-1785126
   (Commission File Number)          (I.R.S. Employer Identification No.)


                 9920 WATSON ROAD, ST. LOUIS, MISSOURI 63126
        (Address, including zip code, of principal executive offices)


                               (314) 965-7090
            (Registrant's telephone number, including area code)





   Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   On March 15, 2000, Equality Bancorp, Inc. ("Registrant") engaged the accounting firm of Rubin Brown Gornstein & Co. LLP ("Rubin Brown") as its independent accountants, for the year commencing April 1, 2000 and ending March 31, 2001, replacing KPMG LLP ("KPMG") as Registrant's independent accountant. KPMG will complete its audit of the Registrant's consolidated financial statements for the year ending March 31, 2000 and issue its report thereon. Rubin Brown currently performs the audit work solely for Equality Mortgage Corporation, a subsidiary of the Registrant. The Registrant decided to engage Rubin Brown for all of its audit and tax work. The decision to change accountants was approved by the Registrant's Board of Directors.

   During the years ended March 31, 1999 and 1998 and the subsequent interim period through March 15, 2000, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement.

   KPMG's audit report on the consolidated financial statements of the Registrant and subsidiaries for the years ended March 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG's audit reports on the consolidated financial statements of the Registrant and subsidiaries as of and for the years ended March 31, 1999 and 1998, state they "did not audit the financial statements of Equality Mortgage Corporation, which statements reflect total assets constituting 3% and 6% in 1999 and 1998, respectively, and total interest income and noninterest income constituting 20%, 19%, and 16% in 1999, 1998 and 1997, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and in our opinion, insofar as it relates to the amounts included for Equality Mortgage Corporation, is based solely on the report of the other auditors."

   None of the following events has occurred within the Registrant's two most recent fiscal years or the subsequent interim period referenced above:

        (A) KPMG has not advised the Registrant that the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

        (B) KPMG has not advised the Registrant that information had come to its attention that made it unwilling to rely on management's representations, or that it made it unwilling to be associated with the financial statements prepared by management;

        (C) KPMG has not advised the Registrant that the scope of its audit should be expanded significantly, or that information has come to its attention that it has concluded will, or if further investigated might, (i) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report) and KPMG has not advised the Registrant of any issue that was not resolved to KPMG's satisfaction prior to its dismissal.

   During the two most recent fiscal years, and the subsequent interim period referenced above, except for the current and past performance by Rubin Brown of solely Equality Mortgage Corporation's audit work, neither the Registrant nor anyone on its behalf consulted Rubin Brown regarding either (i )the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, where either written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-B.

   The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of a letter from KPMG to the SEC will be filed with the SEC in accordance with Item 304(a)(3) of Regulation S-B.

   Item 7.   Financial Statements and Exhibits

        (c)  Exhibits

        Exhibit 16:    Letter from KPMG LLP to the Securities and
                       Exchange Commission

                       To be filed by Amendment to this Current Report on Form 8-K





                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EQUALITY BANCORP, INC.


   Date: March 21, 2000          By:  /s/ Michael A. Deelo
                                    ----------------------------
                                      Michael A. Deelo,
                                      Chief Financial Officer